Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 5 March 2015 relating to the financial statements and the effectiveness of internal control over financial reporting of the Rio Tinto Group, which appears in the Rio Tinto Group’s Annual Report on Form 20-F for the year ended 31 December 2014.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP	/s PricewaterhouseCoopers PricewaterhouseCoopers

London, United Kingdom	Melbourne, Australia
6 March 2015	6 March 2015